Exhibit 99.2

DESCRIPTION OF THE NOTES

The notes will be issued under an indenture between FuelCell Energy, Inc., as issuer, and US Bank National Association, as trustee, as supplemented by a supplemental indenture to be dated as of June    , 2013, which together

we refer to as the indenture.

The following description is only a summary of the material provisions of the notes and the indenture. We urge you to read the indenture in its entirety because it, and not this description, defines your rights as a holder of the notes. You may request copies of the indenture as set forth under the caption “Where You Can Find Additional Information.”

When we refer to “we,” “our” or “us” in this section, we refer only to FuelCell Energy, Inc. and not its subsidiaries.

Brief Description of the Notes

The notes will:

•	initially be issued in an aggregate principal amount of $38 million;

•

bear interest at a rate of 8% per year, payable semi-annually in arrears, in shares of our common stock provided that we are listed on a U.S. national or regional securities exchange and we are not in an event of default under the supplemental indenture (the “Equity Conditions”), or, at our option, in cash on December 15 and June 15 of each year, commencing on December 15, 2013;

•	be general unsecured obligations, ranking equally with all of our other unsecured senior indebtedness, if any, and senior in right of payment to any subordinated indebtedness;

•

be convertible by you at any time on or prior to the business day preceding the maturity date as described under “—Conversion Rights” into shares of our common stock initially based on a conversion rate of 645.1613 shares of our common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $1.55 per share. In the event of certain types of fundamental changes, we will increase the conversion rate for a limited period of time;

•

be subject to repurchase by us, if a fundamental change occurs, at a cash repurchase price equal to 110% of the value of the notes as calculated on a variable basis as set forth under “—Repurchase Upon a Change of Control”; and

•	mature on June 15, 2018, unless earlier converted or repurchased by us at your option.

Neither we nor any of our subsidiaries will be subject to any financial covenants under the indenture. Neither we nor any of our subsidiaries will be restricted under the indenture from paying dividends or issuing or repurchasing our securities. You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of us, except to the extent described below under “—Repurchase upon a Change of Control”.

No sinking fund is provided for the notes and the notes will not be subject to defeasance.

The notes initially will be issued in book-entry form only in denominations of $1,000 principal amount and whole multiples thereof. Beneficial interests in the notes will be shown on, and transfers of beneficial interests in the notes will be effected only through, records maintained by The Depository Trust Company, or DTC, or its nominee, and any such interests may not be exchanged for certificated notes except in limited circumstances. For information regarding conversion, registration of transfer and exchange of global notes held in DTC, see “—Form, Denomination and Registration—Global Notes, Book-Entry Form.”

If certificated notes are issued, you may present them for conversion, registration of transfer and exchange, without service charge, at our office or agency in New York City, which will initially be the office or agency for service of process of the trustee in New York City.

Additional Notes

We may, without the consent of the holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional notes; provided that such differences do not cause the additional notes to constitute a different class of securities than the notes for U.S. federal income tax purposes; and provided further that the additional notes have the same CUSIP number as the notes offered hereby. The notes offered by this prospectus supplement and the accompanying prospectus and any additional notes would rank equally and ratably and would be treated as a single class for all purposes under the indenture. No additional notes may be issued if any event of default has occurred and is continuing.

Payment at Maturity

On the maturity date, each holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of notes, together with accrued and unpaid interest to, but not including, the maturity date. With respect to global notes, principal and interest will be paid to DTC in immediately available funds. With respect to any certificated notes, principal and interest will be payable at our office or agency in New York City, which initially will be the office or agency for service of process of the trustee.

Ranking

The notes will be senior unsecured obligations and will rank equal in right of payment with all of our future senior unsecured indebtedness. The notes will be effectively subordinated to our secured indebtedness to the extent of the value of the related collateral, any senior secured indebtedness that we may incur in the future, and structurally subordinated to senior secured indebtedness and other liabilities of our subsidiaries.

As of April 30, 2013, we and our subsidiaries had $11.3 million of indebtedness outstanding, and approximately $138.9 million of other liabilities outstanding. All the indebtedness outstanding was secured and no indebtedness was at the subsidiary level.

Interest

The notes will bear interest at a rate of 8% per annum. Interest will accrue from June 25, 2013 or from the most recent date to which interest has been paid or duly provided for. We will pay interest semi-annually, in arrears, in shares of our common stock, provided that the Equity Conditions are met, or at our option cash on June 15 and December 15 of each year, commencing on December 15, 2013, to holders of record at 5:00 p.m., New York City time, on the preceding May 31 and November 30, respectively (each, an “Interest Date”). Upon the occurrence of any event of default, until all such events of default have been cured, the notes will bear a default interest rate of 12% per annum.

To the extent that we pay interest in cash, we will pay interest on:

•	global notes to DTC in immediately available funds;

•

any certificated notes having a principal amount of less than $2,000,000, by check mailed to the holders of those notes; provided, however, at maturity, interest will be payable as described under “—Payment at Maturity;” and

•

any certificated notes having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the holders of those notes duly delivered to the trustee at least five business days prior to the relevant interest payment date or by check if no such election is made; provided, however, at maturity, interest will be payable as described under “—Payment at Maturity.”

To the extent that we pay interest in shares of our common stock, the number of shares (the “Dividend Shares”) will be based upon a price equal to a 7.5% discount to the average VWAP for our common stock for the ten Trading Days prior to the applicable Interest Date. On or before the eleventh (11th) Trading Day before the applicable Interest Date, we shall notify the holders of the notes whether we will pay interest in Dividend Shares or if we have elected to pay in cash; provided that, if no such notice is given, then we shall be deemed to have certified that the Equity Conditions are met and that we intend to pay such interest in Dividend Shares. On or before the third (3rd) Trading Day following the Interest Date, we shall (X) provided that our transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit the number of Dividend Shares to which each holder is entitled to such holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to each holder, a certificate, registered in our share register in the name of such holder or its designee, for the number of Dividend Shares to which such holder is entitled pursuant to such exercise. Each holder entitled to receive interest in Dividend Shares on an Interest Date shall be treated for all purposes as the record holder of such shares of our common stock on the applicable Interest Date, irrespective of the date such Dividend Shares are credited to the holder’s DTC account or the date of delivery of the certificates evidencing such Dividend Shares, as the case may be. No fractional shares of our common stock are to be issued upon the issuance of Dividend Shares, but rather the number Dividend Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Dividend Shares.

Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If a payment date is not a business day, payment will be made on the next succeeding business day, and no additional interest will accrue thereon.

Definitions

“Trading Day” means any day on which our common stock is traded on the Nasdaq Global Market, or, if the Nasdaq Global Market is not the principal trading market for our common stock, then on the principal securities exchange or securities market on which our common stock is then traded; provided that “Trading Day” shall not include any day on which our common stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that our common stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“VWAP” means the dollar volume-weighted average price for our common stock on the Nasdsaq Global Market (or a successor market) during the period beginning at 9:30:01 a.m., New York time (or such other time as the Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Trading Market publicly announces is the official close of trading), as reported by Bloomberg, L.P. through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Trading Market publicly announces is the official close of trading), as reported by Bloomberg, L.P., or, if no dollar volume-weighted average price is reported for such security by Bloomberg, L.P. for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the VWAP of the Common Stock shall be the fair market value of the Common Stock on such date as determined by our Board of Directors in good faith.

Conversion Rights

General

Holders may convert their notes into shares of our common stock at any time prior to the close of business on the business day immediately preceding the maturity date based on an initial conversion rate of 645.1613 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $1.55 per share), unless earlier repurchased by us, at your option, as set forth under “—Repurchase at the Option of the Holder upon a Fundamental Change.” The conversion rate will be subject to adjustment as described below.

Except as provided in the next two paragraphs, upon conversion, you will not receive any separate cash payment of accrued and unpaid interest on the notes being converted. We will not issue fractional shares of our common stock upon conversion of the notes, but rather the number shares of common stock to be issued shall be rounded up to the nearest whole number. Accrued tax original issue discount, if any, will be deemed to be paid in full with the shares of our common stock issued upon conversion, rather than cancelled, extinguished or forfeited. Any accrued and unpaid interest and any applicable make-whole amount shall be paid in shares of our common stock or, at our option, in cash as set forth under “—Interest and Make-Whole Payments.”

Except as described under “—Conversion Rate Adjustments,” we will not make any payment or other adjustment for dividends on any common stock issuable upon conversion of the notes.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the notes or a facsimile of the conversion notice;

•	deliver the completed conversion notice and the notes to be converted to the conversion agent; and

•	if required, furnish appropriate endorsements and transfer documents.

The conversion date will be the date on which you have satisfied all of the foregoing requirements. The notes will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the conversion date. Once delivered, a conversion notice shall be irrevocable.

You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights.

Settlement of a conversion of notes into shares of our common stock will occur on the third trading day following the applicable conversion date. We will treat the persons entitled to receive the shares of our common stock issuable upon a conversion of any note for all purposes as the record holder or holders of such shares of our common stock on the applicable conversion date, irrespective of the date such shares of our common stock are credited to the holder’s DTC account or the date of delivery of the certificates evidencing such shares of our common stock, as the case may be.

Conversion Rate Adjustments

We will adjust the conversion rate for certain events, including:

(1)	issuances of shares of our common stock as a dividend or distribution on our common stock;

(2)	certain subdivisions, combinations or reclassifications of our common stock;

(3)	the cash portion of any dividends or other distributions to all or substantially all holders of our common stock, in which event the conversion rate will be adjusted by multiplying the conversion rate by a fraction,

•	the numerator of which will be the current market price of our common stock, and

•	the denominator of which will be the current market price of our common stock minus the amount per share of such dividend or distribution;

(4)	purchases of our common stock pursuant to a tender offer or exchange offer made by us or any of our subsidiaries to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; and

(5)	any other distributions to all or substantially all holders of our common stock, of shares of our capital stock (other than our common stock), evidences of our indebtedness or assets, including securities.

For purposes of clause (3) above, “current market price” means the average closing sale price of our common stock for the 10 consecutive trading day period ending at the close of business of the trading day immediately prior to the ex-dividend date for the distribution requiring such computation.

The “closing sale price” of a share of our common stock on any trading day means the closing sale price of such security (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such day as reported in composite transactions for the principal U.S. securities exchange (or if not so listed, on the principal regional securities exchange) on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. (formerly Pink Sheets LLC) or its successor entity. In the absence of such a quotation, the closing sale price will be determined by an independent nationally recognized securities dealer retained by us and reasonably acceptable to the trustee for that purpose. The closing sale price will be determined without reference to extended or after hours trading. The “conversion price” on any day will equal $1,000 divided by the conversion rate in effect on that day.

To the extent that any rights plan adopted by us is in effect upon conversion of the notes into common stock, you will receive, in addition to the common stock, the rights under the applicable rights agreement unless the rights have separated from our common stock at the time of conversion of the notes, in which case, the conversion rate will be adjusted as if we distributed to all holders of our common stock shares of our capital stock, evidences of indebtedness or assets as described above in clause (5).

In cases where the fair market value of assets, debt securities or certain rights, warrants or options to purchase our securities, applicable to one share of common stock, distributed to stockholders:

•	equals or exceeds the average closing price of the common stock over the 10 consecutive trading day period ending on the record date for such distribution; or

•	such average closing price exceeds the fair market value of such assets, debt securities or rights, warrants or options so distributed by less than $0.10,

rather than being entitled to an adjustment in the conversion price, the holder of a note will be entitled to receive upon conversion, in addition to the shares of common stock, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution that such holder would have received if such holder had converted such notes immediately prior to the record date for determining the stockholders entitled to receive the distribution.

Except as stated above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

In the event that we distribute shares of capital stock of a subsidiary of ours pursuant to clause (4) above, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case over a measurement period following the distribution.

If we:

•	reclassify or change our common stock (other than changes resulting from a subdivision or combination); or

•

consolidate or merge with or into any person or sell, lease, transfer, convey or otherwise dispose of all or substantially all of our assets and those of our subsidiaries taken as a whole to another person, and the holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, then each outstanding note will, without the consent of any holders of the notes, become convertible only into the consideration the holders of the notes would have received if they had converted their notes based on the applicable conversion rate immediately prior to such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition (assuming such holder of common stock received proportionately the same consideration received by all common stock holders in the aggregate). In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, then from and after the effective date of such transaction, the notes shall be convertible into the consideration that a majority of the holders of our common stock who made such an election received in such transaction. We may not become a party to any such transaction unless its terms are consistent with the foregoing.

If a taxable distribution to holders of our common stock or other transaction occurs that results in any adjustment of the conversion rate (including an adjustment at our option), you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See “Material United States Federal Income Tax Considerations.”

We will not be required to make any adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the notes and otherwise (b) (1) five business days prior to the maturity of the notes (whether at stated maturity or otherwise) or (2) prior to the repurchase date, unless such adjustment has already been made.

If we adjust the conversion rate pursuant to the above provisions, we will issue a press release through Business Wire or PR Newswire containing the relevant information and make this information available on our website or through another public medium as we may use at that time. Unless and until the trustee shall receive written notice setting forth an adjustment of the conversion rate, the trustee may assume without inquiry that the conversion rate has not been adjusted and that the last conversion rate of which it has knowledge remains in effect.

Conversion Limitations

Notwithstanding the foregoing, any holder of a note shall not have the right to convert the note and will not be able to pay interest on the notes in shares of common stock to the extent that, after giving effect to such conversion or interest payment, such holder (together with the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion or interest payment.

We shall not be obligated to issue shares of our common stock upon conversion of the notes and will not be able to pay interest on the notes in shares of common stock to the extent the issuance of such shares of common stock would exceed, in the aggregate, 19.9% of our outstanding common stock on the date of this prospectus supplement (including shares of common stock issued as interest on the notes and upon conversion of the notes), unless we obtain the prior approval of our stockholders (the “Exchange Cap”). We will settle our conversion and interest obligations, if any, in excess of this limitation in cash.

Interest and Make Whole Payment.

If you elect to convert some or all of your notes at your option prior to June 15, 2018, in addition to the consideration issuable upon conversion you will receive a number of additional shares of our common stock (the “Voluntary Conversion Make Whole Payment”) for the notes being converted or, at our option, cash. The Voluntary Conversion Make Whole Payment will be a number of shares of our common stock or cash equal to the remaining unpaid interest on such portion of such converted notes, up to a maximum of $240.00 per $1,000 principal amount of notes plus any accrued interest to such date (“Voluntary Conversion) (collectively, the “Make Whole Payment Amount”). If the Company pays the Make Whole Amount in shares, the shares will be valued at a 7.5% discount to the average VWAP for our common stock for the ten Trading Days ending on and including the Trading Day immediately preceding the date of conversion, subject to the 4.99% and 19.9% limitations described above.

Approximate Number of Shares of Common Stock Issuable under the Notes

The number of shares of our common stock issuable under the notes depends, in part, on the market price of our shares of common stock. Assuming that all interest payments are made in the form of shares of our common stock, we will issue the following number of shares of our common stock prior to maturity of the notes to pay such interest:

•	Assuming a current market price of $1.00, 16,432,432 shares of our common stock;
•	Assuming a current market price of $1.50, 10,954,955 shares of our common stock;
•	Assuming a current market price of $3.00, 5,477,477 shares of our common stock; and
•	Assuming a current market price of $5.00, 3,286,486 shares of our common stock.

Repurchase upon a Change of Control

In the event of transactions involving a change of control, we will offer to redeem the notes (including all accrued and unpaid interest thereon) at a price equal to the greater of (i) 110% of the amount being redeemed, (ii) the product of (m) 110% of the amount being redeemed multiplied by (n) the quotient of (A) the highest closing sale price of our common stock during the period beginning on the date immediately before the earlier to occur of (q) the completion of the change of control and (r) the public announcement of the change of control and ending on the trading day immediately before the trading day on which we pay the redemption price divided by (B) the conversion price then in effect immediately before the earlier to occur of (s) the completion of the change of control and (t) the public announcement of the change of control and ending on the trading day immediately before the trading day on which we pay the redemption price, or (iii) the product of (x) 110% of the amount being redeemed multiplied by (y) the quotient of (M) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of our common stock to be paid to the holders of the shares of common stock upon the completion of the change of control divided by (N) the conversion price then in effect. If a purchaser of FuelCell does not assume all of the obligations of the notes, you will be obligated to sell, and we will be obligated to buy, the notes at such price.

Events of Default; Notice and Waiver

The following will be events of default under the indenture:

•	we fail to pay any interest on the notes when due and such failure continues for a period of 30 calendar days;

•	we fail to pay principal of the notes when due at maturity, or we fail to pay the redemption price or repurchase price, or any make whole premium payable, in respect of any notes when due;

•

we fail to deliver shares of our common stock (including any additional shares payable as a result of a make whole premium) upon the conversion of any notes and such failure continues for five days following the scheduled settlement date for such conversion;

•	we fail to provide for a period of five business days after it is required in the indenture, notice of the anticipated effective date or actual effective date of a fundamental change;

•

we fail to perform or observe any other term, covenant or agreement in the notes or the indenture for a period of 60 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

•

a failure to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity of, any of our or any of our “significant subsidiaries” (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X) indebtedness for borrowed money in excess of $25 million, unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding; or

•

certain events involving our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of our “significant subsidiaries” (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X).

We are required to notify the trustee promptly upon becoming aware of the occurrence of any default under the indenture known to us. The trustee is then required within 90 calendar days of becoming aware of the occurrence of any default to give to the registered holders of the notes notice of all uncured defaults known to it. However, the trustee may withhold notice to the holders of the notes of any default, except defaults in payment of principal or interest on the notes, if the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred.

If an event of default specified in the last bullet point listed above occurs and continues with respect to us or any of our significant subsidiaries, the principal amount of the notes and accrued and unpaid interest on the outstanding notes will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes and accrued and unpaid interest on the outstanding notes to be due and payable. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of the notes by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the notes outstanding, by written notice to us and the trustee, may rescind and annul such declaration if:

•

we have paid (or deposited with the trustee a sum sufficient to pay) (1) all overdue interest on all notes; (2) the principal amount of any notes that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest; and (4) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•

all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest that have become due solely by such declaration of acceleration, have been cured or waived.

The holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

No holder of the notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest (including interest make-whole payments) on the notes, unless:

•	the holder has given the trustee written notice of an event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding notes make a written request to the trustee to pursue the remedy, and offer security or indemnity reasonably satisfactory to the trustee against any costs, liability or expense of the trustee;

•	the trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

•	the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of the outstanding notes.

Waiver

The holders of a majority in aggregate principal amount of the notes outstanding may, on behalf of the holders of all the notes, waive any past default or event of default under the indenture and its consequences, except:

•	our failure to pay principal or interest or other amount on any notes when due;

•	our failure to convert any notes into shares of common stock, and pay the interest make-whole, if any, upon such conversion, as required by the indenture;

•

our failure to pay the redemption price on the redemption date in connection with a redemption by us or the repurchase price on the repurchase date in connection with a holder exercising its repurchase rights; or

•	our failure to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding note affected.

Modification

Changes Requiring Approval of Each Holder

The indenture (including the terms and conditions of the notes) may not be modified or amended without the written consent or the affirmative vote of each affected holder of a note to:

•	extend the maturity of any notes;

•	reduce the rate or extend the time for payment of interest on any notes;

•	reduce the principal amount of any notes;

•	reduce any amount payable upon redemption or repurchase of any notes;

•	impair the right of a holder to institute suit for payment of any notes;

•	change the currency in which any principal of, or interest on, the notes is payable;

•	change the redemption provisions in a manner adverse to the holders;

•	change our obligation to repurchase any notes at the option of the holder in a manner adverse to the holders except as provided below;

•	change our obligation to repurchase any notes upon a fundamental change in a manner adverse to the holders after the occurrence of a fundamental change;

•

affect the right of a holder to convert any notes into shares of our common stock or reduce the number of shares of our common stock or any other property, including cash, receivable upon conversion pursuant to the terms of the indenture;

•	change our obligation to maintain an agency for service of process in New York City;

•	subject to specified exceptions, modify certain provisions of the indenture relating to modification of the indenture or waiver under the indenture; or

•	reduce the percentage of the notes required for consent to any modification of the indenture that does not require the consent of each affected holder.

Changes Requiring Majority Approval

The indenture (including the terms and conditions of the notes) may be modified or amended, except as described above, with the written consent or affirmative vote of the holders of a majority in aggregate principal amount of the notes then outstanding.

Changes Requiring No Approval

The indenture (including the terms and conditions of the notes) may be modified or amended by us and the trustee, without the consent of the holder of any notes, to, among other things:

•

provide for conversion rights of holders of the notes and our repurchase obligations in connection with a fundamental change in the event of any reclassification of our common stock, merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety (solely to the extent not adverse to the holders of the notes);

•	secure the notes;

•

provide for the assumption of our obligations to the holders of the notes in the event of a merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;

•	surrender any right or power conferred upon us;

•	add to our covenants for the benefit of the holders of the notes;

•

cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the indenture; provided that such modification or amendment does not adversely affect the interests of the holders of the notes in any material respect; provided, further, that any amendment made solely to conform the provisions of the indenture to the description of the notes contained in this prospectus supplement will not be deemed to adversely affect the interests of the holders of the notes;

•

make any provision with respect to matters or questions arising under the indenture that we may deem necessary or desirable and that shall not be inconsistent with provisions of the indenture; provided that such change or modification does not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of the notes in any material respect;

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	add guarantees of obligations under the notes; and

•	provide for a successor trustee.

Other

The consent of the holders of notes is not necessary under the indenture to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment. After a modification or amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment. Any notes held by us or our subsidiaries shall not be entitled to any vote on any matter submitted to the holders of notes.

Notes Not Entitled to Consent

Any notes held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding notes have consented to a modification, amendment or waiver of the terms of the indenture, except that for the purposes of determining whether the trustee shall be protected in relying on any such consent, only notes that the trustee knows are so owned shall be so disregarded.

Repurchase and Cancellation

We may, to the extent permitted by law, repurchase any notes in the open market or by tender offer at any price or by private agreement. Any notes repurchased by us may, at our option, be surrendered to the trustee for cancellation, but may not be reissued or resold by us. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

Information Concerning the Trustee, Paying Agent, Conversion Agent and Common Stock Transfer Agent and Registrar

We have appointed US Bank National Association, the trustee under the indenture, as paying agent, conversion agent, notes registrar and custodian for the notes. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

American Stock Transfer & Trust Company LLC is the transfer agent and registrar for our common stock.

Governing Law

The notes and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Calculations in Respect of the Notes

Except as otherwise provided herein, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the sale price of our common stock, accrued interest payable on the notes and the conversion rate and conversion price. We or our agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on holders of the notes. We will provide a schedule of these calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward these calculations to any holder of the notes upon the request of that holder.

Form, Denomination and Registration

The notes will be issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

Global Notes, Book-Entry Form

The notes will initially be evidenced by one or more global notes. We will deposit the global notes with DTC and register the global notes in the name of Cede & Co. as DTC’s nominee. Except as set forth below, the global notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global note may be held through organizations that are participants in DTC (called “participants”). Transfers between participants will be affected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global notes to such persons may be limited.

Beneficial interests in a global note held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global note.

We will pay principal of and interest on, and the repurchase price of, the global notes to Cede & Co., as the registered owner of the global notes, by wire transfer of immediately available funds on the maturity date, each interest payment date or the repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DTC has advised us that it will take any action permitted to be taken by a holder of the notes, including the presentation of the notes for conversion, only at the direction of one or more participants in whose account with DTC interests in the global notes are credited, and only in respect of the principal amount of the notes represented by the global notes as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. We will issue the notes in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global note may be exchanged for definitive certificated notes upon request by or on behalf of DTC in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under such notes or the indenture. The indenture permits us to determine at any time and in our sole discretion that notes shall no longer be represented by global notes. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global notes at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.